UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2025

KIMCO REALTY CORPORATION
KIMCO REALTY OP, LLC
 (Exact name of registrant as specified in its charter)

Maryland (Kimco Realty Corporation)	1-10899	13-2744380
Delaware (Kimco Realty OP, LLC)	333-269102-01	92-1489725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 N. Broadway
Suite 201
Jericho, NY  11753
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (516) 869-9000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Kimco Realty Corporation
Title of each class	Trading Symbol(s)	Name of each exchange on
which registered
Common Stock, par value $.01 per share.	KIM	New York Stock Exchange
Depositary Shares, each representing one-thousandth of a share of 5.125% Class L Cumulative Redeemable, Preferred Stock, $1.00 par value per share.	KIMprL	New York Stock Exchange
Depositary Shares, each representing one-thousandth of a share of 5.250% Class M Cumulative Redeemable, Preferred Stock, $1.00 par value per share.	KIMprM	New York Stock Exchange
Depositary Shares, each representing one-thousandth of a share of 7.250% Class N Cumulative Convertible Perpetual Preferred Stock, $1.00 par value per share.	KIMprN	New York Stock Exchange

Kimco Realty OP, LLC
Title of each class	Trading Symbol(s)	Name of each exchange on
which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company
Kimco Realty Corporation Yes ☐ No ☒	Kimco Realty OP, LLC Yes ☐ No ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Kimco Realty Corporation ☐	Kimco Realty OP, LLC ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors

On January 20, 2025, the Board of Directors (the “Board”) of Kimco Realty Corporation (the “Company”) increased its size from eight to ten directors and elected Nancy Lashine and Ross Cooper to the Board, effective January 21, 2025. The Board appointed Ms. Lashine to the Board’s Audit Committee and Executive Compensation Committee.

Ms. Lashine will receive compensation for her Board service consistent with compensation paid to the Company’s other independent directors, as previously reported in the Company’s definitive proxy statement for its 2024 Annual Meeting of Stockholders. Mr. Ross Cooper, the Company’s President and Chief Investment Officer, will not receive additional compensation for his service on the Board.

Departure of Executive Chairman and Director

On January 20, 2025, Milton Cooper, Executive Chairman of the Company and Kimco Realty OP, LLC (“Kimco OP”) and member of the Board, informed the Board that he will not stand for re-election to the Board at the Company’s 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) and will discontinue his service as a director and as Executive Chairman of the Company and Kimco OP at the 2025 Annual Meeting. Mr. Milton Cooper’s departure from the Board and as Executive Chairman of the Company and Kimco OP is not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In recognition of Mr. Milton Cooper’s leadership and his significant contributions to the Company, the Board has designated him as Chairman Emeritus, effective at the conclusion of his service as a director and as Executive Chairman of the Company and Kimco OP.

Effective January 21, 2025, Mr. Milton Cooper’s annual salary has been reduced to $70,000 with an annual equity grant of $175,000.

Item 7.01.	Regulation FD Disclosure.

Appointment of Chairman of the Board

On January 20, 2025, the Board appointed Richard Saltzman, a current member of the Board and Chair of the Audit Committee, to become the non-executive, independent Chairman of the Board, effective at the 2025 Annual Meeting. At that time, the Board will discontinue the role of a Lead Independent Director, effective upon the commencement of Mr. Saltzman’s service as Chairman of the Board.

On January 21, 2025, Kimco issued a press release announcing the upcoming conclusion of Milton Cooper’s service as Executive Chairman of the Company and Kimco OP, the immediate appointment of new directors, and the upcoming appointment of Mr. Saltzman as Chairman of the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated January 21, 2025, issued by Kimco Realty Corporation

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

KIMCO REALTY CORPORATION

Date: January 21, 2025	By:	/s/ Glenn G. Cohen
		Name:	Glenn G. Cohen
		Title:	Chief Financial Officer

KIMCO REALTY OP, LLC

By: KIMCO REALTY CORPORATION, its Managing Member

Date: January 21, 2025	By:	/s/ Glenn G. Cohen
		Name:	Glenn G. Cohen
		Title:	Chief Financial Officer